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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of report: October 30, 2001
                         (Date of earliest event report)

                            Save the World Air, Inc.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Nevada                                             52-2088326
-------------------------------                         -------------------
(State or other jurisdiction                                (IRS Employer
     of incorporation)                                   Identification No.)

                                    ---------
                                     0-29185
                              (Commission File No.)


                        29229 Canwood Street, Suite 206
                         Agoura Hills, California 91301
                                 (818) 865-3500
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                           1285 Avenue of the Americas
                                   35th Floor
                          New York, New York 10019-6028
                                 (212) 554-4197
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                 Edward L. Masry
                           1285 Avenue of the Americas
                                   35th Floor
                          New York, New York 10019-6028
                                 (212) 554-4197
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------


Item 5.  Other Events

Save The World Air Inc. reports that as part of its stated effort to significantly enhance the capabilities and depth of its management team the company recently completed efforts to expand its Board of Directors and to appoint key management personnel.

In accordance with the company's articles of incorporation, on October 17, 2001, Mr. Edward L. Masry and Mr. Robert F. Sylk were nominated to occupy positions on the Board of Directors for the company and agreed to serve within this capacity. Additionally, Mr. Edward L. Masry was selected by the board, and has agreed to serve, as the company's new President and Chief Executive Officer, effective immediately.

In addition, Mr. Eugene Eichler was appointed by the board to serve within the capacities of Chief Operating Officer and Chief Financial Officer for the company and will maintain a collateral responsibility to serve as the company Treasurer. Ms. Jan Holder was appointed by the board at that meeting to serve as the company's new Secretary.

The company is continuing with its search for personnel to occupy the positions of Chief Engineering Officer and Chief Marketing Officer for the company and will make notification of these appointments when the selection process is completed.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 30, 2001                 Save The World Air Inc.


                                       By: /s/ Edward L. Masry
                                       ---------------------------
                                       President and CEO